UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2024

NiSource Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16189	35-2108964
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, IN	46410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NI	NYSE
Depositary Shares, each representing a 1/1,000th ownership interest in a share of 6.50% Series B Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, liquidation preference $25,000 per share and a 1/1,000th ownership interest in a share of Series B-1 Preferred Stock, par value $0.01 per share, liquidation preference $0.01 per share	NI PR B	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2024, Aristides S. Candris, a member of the Board of Directors (the “Board”) of NiSource Inc. (the “Company”), notified the Board of his decision to retire from the Board, effective as of March 19, 2024. Mr. Candris’ decision to retire from the Board was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Board thanks Mr. Candris for his leadership and service to the Company.

On March 19, 2024, the Board appointed John McAvoy as a director of the Company, effective immediately. The Board also appointed Mr. McAvoy to serve on the Compensation and Human Capital Committee and Safety, Operations, Regulatory and Policy Committee. Mr. McAvoy will stand for election at the Company’s 2024 Annual Meeting of Stockholders.

Mr. McAvoy, 63, most recently served as President and Chief Executive Officer of Consolidated Edison, Inc. (“ConEdison”) and Chief Executive Officer of Consolidated Edison Company of New York, Inc. (“ConEdison of New York”) from December 2013 through December 28, 2020. He continued to serve as director of ConEdison until his retirement in May 2023 after forty-three years of experience with ConEdison, including serving as Non-executive Chairman of the Board of ConEdison and the Board of ConEdison of New York from January 2021 until December 2021 as well as Chairman of the Board of ConEdison and ConEdison of New York from May 2014 until December 2020.

There is no arrangement or understanding between Mr. McAvoy and any other person, pursuant to which he was selected as a director of the Company. Mr. McAvoy does not have any direct or indirect material interest in any transaction or proposed transaction involving the Company required to be reported under Item 404(a) of Regulation S-K.

Consistent with the Company’s compensation practices for non-employee directors, Mr. McAvoy will receive an annualized retainer of $275,000, consisting of $110,000 in cash and an award of restricted stock units valued at $165,000 at the time of the award. The form of restricted stock unit award agreement for non-employee directors was previously filed as Exhibit 10.20 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

A copy of the Company’s press release, dated March 19, 2024, announcing Mr. Candris’ retirement and Mr. McAvoy’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	NiSource Inc. Press Release dated March 19, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc.
(Registrant)

Date: March 19, 2024	By:	/s/ Kimberly S. Cuccia
Kimberly S. Cuccia
Senior Vice President, General Counsel and Corporate Secretary